UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 18, 2015

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2015, MagneGas Corporation (the “Company”) finalized a Memorandum of Understanding with Old Well Capital (“OWC”), a Mexican company (the “MOU”). The MOU was signed on March 13, 2015, however, the MOU did not become binding until OWC paid a non-refundable deposit of $50,000 to the Company on March 18. The deposit will go towards OWC’s purchase, by September 18, 2015, of equipment for the gasification of liquid oil waste from the Company. Once the purchase is made, OWC will automatically obtain exclusive distribution rights for Mexico for 12 months for all Company products and services with the exclusion of Co-Combustion for Magnegas with fossil fuels for Electric Power Plants and excluding one existing relationship for Industrial Gas Sales for Metal Cutting. With payment of the $50,000 deposit, OWC currently has the right of first refusal for any business opportunities in Mexico involving Company products and services excluding the products and services described above.

The foregoing description of the terms of the MOU are qualified in its entirety by reference to the provisions of the MOU filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	MOU with OWC, dated March 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: March 23, 2015	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer